0000
Certificate Number

GREEN STAR PRODUCTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

* 0,000,000 *
Shares

Par Value $0.001
Common Stock

CUSIP No.
393411103

This Certifies That

* SPECIMEN *
* SPECIMEN *
* SPECIMEN *
* SPECIMEN *

IS THE OWNER OF * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

GREEN STAR PRODUCTS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: MONTH DD, YYYY

Countersigned and Registered By:
ClearTrust, LLC

DENNIS HOPKINS
President and CEO

Transfer Agent Authorized Signature
www.ClearTrustOnline.com

GREEN STAR PRODUCTS, INC.
Corporate
Seal
UTAH